UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2026

Outlook Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37759	38-3982704
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 S. Wood Avenue Unit #100 Iselin, New Jersey	08830
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (609) 619-3990

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	OTLK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On July 16, 2026, at a special meeting of stockholders (the “Special Meeting”) of Outlook Therapeutics, Inc. (the “Company”), the Company’s stockholders approved an amendment to the Company’s Restated Certificate of Incorporation to increase the authorized number of shares of the Company’s common stock from 260,000,000 to 600,000,000 shares. The increase in the authorized number of shares of the Company’s common stock was effected pursuant to a Certificate of Amendment of the Restated Certificate of Incorporation (the “Certificate of Amendment”) filed with the Secretary of State of the State of Delaware on July 16, 2026, effective as of such date. The foregoing description is qualified in its entirety by the Certificate of Amendment, which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders

At the Special Meeting, the Company’s stockholders voted on three proposals, which are described in more detail in the Company’s definitive proxy statement on Schedule 14A for the Special Meeting, which was filed with the Securities and Exchange Commission on June 1, 2026. Of the 120,863,252 shares of the Company’s common stock outstanding as of the record date, 62,303,960 shares, or approximately 51.5%, were present or represented by proxy at the Special Meeting.

The following is a brief description of the matters voted upon and the certified results, including the number of votes cast for and against each matter, as well as the number of abstentions and broker non-votes with respect to each matter, where applicable.

Proposal 1(a). Stockholders approved the potential issuance of shares of the Company’s common stock underlying common warrants (the “Private Placement Warrants”) to purchase up to 16,129,033 shares of the Company’s common stock issued in April 2026 and (ii) placement agent warrants (the “Placement Agent Warrants”) to purchase up to an aggregate of 2,258,064 shares of the Company’s common stock, consisting of Placement Agent Warrants to purchase up to 1,129,032 shares of the Company’s common stock issued in April 2026 and Placement Agent Warrants to purchase up to 1,129,032 shares of the Company’s common stock that are issuable upon exercise of the Private Placement Warrants, in each case in connection with a registered direct offering of shares of the Company’s common stock and a concurrent private placement of accompanying warrants (the “Offering”). The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non- Votes
10,132,124	6,556,719	527,301	28,958,783

Proposal 1(b). Stockholders approved the potential issuance of shares of the Company’s common stock underlying previously issued common warrants to purchase up to 2,142,854 shares of the Company’s common stock held by an investor in the Offering that were amended concurrently with the Offering. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non- Votes
10,011,424	6,691,578	513,142	28,958,783

Proposal 2. Stockholders approved the amendment of the Company’s Restated Certificate of Incorporation to increase the total number of shares of its common stock authorized for issuance from 260,000,000 to 600,000,000 shares. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non- Votes
24,425,476	8,690,115	229,586	28,958,783

Proposal 3. Stockholders approved the amendment of the Company’s Restated Certificate of Incorporation to effect a reverse stock split of the Company’s common stock, and a corresponding and proportionate reduction in the number of authorized shares of the Company’s common stock, at a ratio of 1-for-10 to 1-for-50, to be determined in the sole discretion of the Company’s board of directors. The voting results were as follows:

Votes For	Votes Against	Abstentions
44,271,885	17,765,393	266,682

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment of the Restated Certificate of Incorporation of Outlook Therapeutics, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Outlook Therapeutics, Inc.

Date: July 16, 2026	By:	/s/ Lawrence A. Kenyon
Lawrence A. Kenyon
Chief Financial Officer